EXHIBIT 23.1

Consent of  Independent  Registered  Public  Accounting  Firm

The Board of Directors

Reliance Steel & Aluminum Co.:

We consent to the incorporation by reference in the registration statements on Form S‑3 (No. 333‑187666), Form S‑4 (No. 333‑139790), and Form S‑8 (Nos. 333‑136290, 333‑147226, 333-202783, 333-204295, and 333-204670) of Reliance Steel & Aluminum Co. of our reports dated February 28, 2018, with respect to the consolidated balance sheets of Reliance Steel & Aluminum Co. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three‑year period ended December 31, 2017, and the related notes and financial statement schedule of valuation and qualifying accounts (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Reliance Steel & Aluminum Co.

5
/s/ KPMG LLP

Los Angeles, California
February 28, 2018